Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of National Grid Plc of our report dated 16 May 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in National Grid Plc’s Annual Report on Form 20-F for the year ended 31 March 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

20 July 2012